AMSG Reports First-Quarter Results
Page 1
May 5, 2015

Exhibit 99
Press Release

Contact:	Claire M. Gulmi
Executive Vice President and
Chief Financial Officer
(615) 665-1283

AMSURG REPORTS FIRST-QUARTER RESULTS
———————————
INCREASES 2015 FINANCIAL GUIDANCE

NASHVILLE, Tenn. ─ (May 5, 2015) ─ Christopher A. Holden, President and Chief Executive Officer of AmSurg Corp. (NASDAQ: AMSG), today announced financial results for the first quarter ended March 31, 2015. The Company’s results for the quarter included:

•	Net revenues of $570.4 million, an increase of 120% from the first quarter of 2014;

•	Net earnings from continuing operations attributable to AmSurg common shareholders of $18.8 million; adjusted net earnings of $31.7 million, up 73% from the first quarter of 2014;

•
Net earnings per diluted share from continuing operations attributable to AmSurg common shareholders of $0.39; adjusted net earnings per diluted share of $0.62, up 9% on 59% higher diluted shares outstanding; and

•	Adjusted EBITDA of $93.8 million, a 104% increase from the first quarter of 2014.

See page 6 for a reconciliation of all GAAP and non-GAAP financial results.

Mr. Holden commented, “We are pleased to report that AmSurg produced better than anticipated financial results for the first quarter of 2015, with both Ambulatory Services same-center revenues and Physician Services contract organic growth exceeding our expectations. In addition, we completed four acquisitions during the first quarter, which included an ambulatory surgery center (ASC), two radiology groups and an anesthesiology practice that services one of our ASCs. We also acquired an additional anesthesiology practice on the first day of the second quarter. As a result of our first-quarter growth and our pace of acquisitions, we have increased our financial guidance for 2015.”

Ambulatory Services

Net revenues for Ambulatory Services increased 9% for the first quarter of 2015, to $283.9 million from $259.6 million for the first quarter of 2014. Same-center revenue grew 3.6% for first-quarter 2015 compared with the first quarter last year. Adjusted EBITDA increased 3% to $47.3 million for the first quarter of 2015 from $46.0 million for the first quarter of 2014. Adjusted EBITDA margin was 16.7% for the first quarter this year compared with 17.7% for the first quarter last year.

Ambulatory Services added two ASCs to its base of operations during the first quarter and ended the quarter with 248 centers. One of the centers was acquired, and one center was obtained through a new joint venture partnership, to which AmSurg also contributed a center. Ambulatory Services had seven centers under letter of intent at the end of the first quarter and two centers under development, one of which is expected to open in 2015.

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AMSG Reports First-Quarter Results

May 5, 2015

Physician Services

Net revenues for Physician Services were $286.5 million for the first quarter of 2015. Adjusted EBITDA was $46.4 million for the quarter, and adjusted EBITDA margin was 16.2%. As anticipated, Physician Services experienced the normal seasonal impact of higher salaries and benefits during the first quarter.

Comparable-quarter revenue growth for Physician Services was 14.2%, of which 5.2% was from same contract revenues, 2.3% from net new contract revenues and 6.7% from acquisition revenues. Contract organic growth in net revenues totaled 9.0% for the first quarter of 2015 reflecting a 6.6% increase in same contract revenues and a 2.4% increase in net new contract revenues. Same contract revenue growth for the first quarter was comprised of a 3.3% increase in patient encounters and a 3.3% increase in net revenue per patient encounter.

During the first quarter, Physician Services completed three acquisitions, including Ambulatory Anesthesia Care in New Jersey, which provides services to our ASC in Mountainside, New Jersey. Physician Services also acquired two radiology groups: Radisphere, which provides radiology and teleradiology services in 25 states, and Radiology Associates of Hollywood, which provides radiology services throughout Broward County, Florida. As previously announced, on April 1, 2015, Physician Services completed the acquisition of Halifax Anesthesiology Associates in Daytona Beach, Florida.

Liquidity

AmSurg had cash and cash equivalents of $116.2 million at the end of the first quarter and availability of $300.0 million under its revolving credit facility. Net cash flows from operations, less distributions to noncontrolling interests and excluding transaction-related costs, were $53.2 million for the first quarter. The Company’s ratio of total debt at the end of the first quarter of 2015 to trailing 12 months EBITDA as calculated under the Company’s credit agreement was 5.1.

Guidance

AmSurg today has raised its financial and operating guidance for 2015 and established its financial guidance for the second quarter of the year. The Company’s guidance for adjusted net earnings per diluted share from continuing operations attributable to common shareholders (“Adjusted EPS”) excludes transaction and severance costs related to acquisitions, acquisition-related amortization expense, gains and losses on deconsolidations and share-based compensation expense. The Company’s guidance is as follows:

•	Revenues in a range of $2.46 billion to $2.49 billion, up from a range of $2.44 billion to $2.47 billion;

•
Same-center revenue increase of 2% to 3% for Ambulatory Services, compared with the prior range of 1% to 3%; contract organic revenue growth of 6% to 8% in Physician Services, up from a range of 5% to 7%;

•	Adjusted EBITDA of $454 million to $460 million, up from a range of $445 million to $451 million;

•	Adjusted EPS in a range of $3.31 to $3.39, up from a range of $3.24 to $3.32; and

•	For the second quarter of 2015, adjusted EPS in a range of $0.81 to $0.84.

The information contained in the preceding paragraphs, including information regarding the Company’s financial results for future periods, is forward-looking information. Forward-looking information involves known and unknown risks and uncertainties as described below. There can be no assurance that AmSurg will attain the financial targets set forth in this press release. The Company’s actual results and performance could differ materially from those expressed or implied by the forward-looking information contained in this press release.

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AMSG Reports First-Quarter Results

May 5, 2015

Non-GAAP adjusted earnings per share guidance for the second quarter and full year of 2015 exclude acquisition-related transaction costs, acquisition-related amortization expense, gains and losses on future deconsolidation transactions and share-based compensation expense, net of the tax impact thereon, the exact amount of which are not currently determinable but may be significant and may vary significantly from period to period (see page 6 for a reconciliation of all GAAP and non-GAAP financial results).

Conference Call

AmSurg Corp. will hold a conference call to discuss this release Wednesday, May 6, 2015, at 9:00 a.m. Eastern time. Investors will have the opportunity to listen to the conference call over the Internet by going to www.amsurg.com and clicking “Investors” at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call and continue for 30 days.

Safe Harbor

This press release contains forward-looking statements. These statements, which have been included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties. Investors are hereby cautioned that these statements may be affected by important factors, including, but not limited to, the following risks: we may face challenges managing our Physician Services Division as a new business and may not realize anticipated benefits; we may become subject to investigations by federal and state entities and unpredictable impacts of the Health Reform Law; we may not be able to successfully maintain effective internal controls over financial reporting; we may not be able to implement our business strategy, manage the growth in our business, and integrate acquired businesses; our substantial indebtedness and restrictions in our debt instruments could adversely affect our business or our ability to implement our growth strategy, or limit our ability to react to changes in the economy or our industry; we may not generate sufficient cash to service our indebtedness; regulatory changes may obligate us to buy out interests of physicians who are minority owners of our surgery centers; we may not be able to successfully maintain our information systems and processes, implement new systems and processes, and maintain the security of those systems and processes; we may be subject to litigation and investigations and liability claims for damages and other expenses not covered by insurance; we may be required to write-off a portion of our intangible assets; payments from third-party payors, including government healthcare programs, may decrease or not increase as our costs increase; there may be adverse developments affecting the medical practices of our physician partners; we may not be able to maintain favorable relations with our physician partners; we may not be able to grow our ambulatory services revenue by increasing procedure volume while maintaining operating margins and profitability at our existing surgery centers; we may not be able to compete for physician partners, managed care contracts, patients and strategic relationships; adverse weather and other factors beyond our control may affect our business; we may be adversely impacted by changes in patient volume and patient mix; several client relationships generate a significant portion of our physician services revenues; our physician services contracts may be cancelled or not renewed or we may not be able to enter into additional contracts under terms acceptable to us; reimbursement rates, revenue and profit margin under our fee-for-service physician services payor contracts may decrease; we may not be able to timely or accurately bill for services; we may not be able to enroll our physician services providers in the Medicare and Medicaid programs on a timely basis; our strategic partnerships with healthcare providers may not be successful; we may not be able to successfully recruit and retain physicians, nurses and other clinical providers; we may not be able to accurately assess the costs we will incur under new contracts; our margins may be negatively impacted by cross-selling to existing clients or selling bundled services to new clients; we may not be able to enforce non-compete agreements with our physicians and other clinical employees in some jurisdictions; there may be unfavorable changes in regulatory, economic and other conditions in the states where we operate; legislative or regulatory action

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AMSG Reports First-Quarter Results

May 5, 2015

may make our captive insurance company arrangement less feasible or otherwise reduce our profitability; our reserves with respect to our losses covered under our insurance programs may not be sufficient; and the other risk factors are described in AmSurg’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as updated by other filings with the Securities and Exchange Commission. Consequently, actual results, performance or developments may differ materially from the forward-looking statements included above. AmSurg disclaims any intent or obligation to update these forward-looking statements.

About AmSurg

AmSurg’s Ambulatory Services Division acquires, develops and operates ambulatory surgery centers in partnership with physicians throughout the U.S. AmSurg’s Physician Services Division, Sheridan, provides outsourced physician services in multiple specialties to hospitals, ASCs and other healthcare facilities throughout the U.S., primarily in the areas of anesthesiology, children’s services, emergency medicine and radiology. Through these businesses as of March 31, 2015, AmSurg owned and operated 248 ASCs in 34 states and provided physician services to more than 330 healthcare facilities in 27 states, employing more than 2,900 physicians and other healthcare professionals.

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AMSG Reports First-Quarter Results

May 5, 2015

AMSURG CORP. Unaudited Selected Consolidated Financial and Operating Data (In thousands, except earnings per share)

	Three Months Ended March 31,
Statement of Earnings Data:	2015	2014
Revenues	$638,197	$259,561
Provision for uncollectibles	(67,752)	—
Net revenue	570,445	259,561
Operating expenses:
Salaries and benefits	302,179	82,149
Supply cost	42,584	37,805
Other operating expenses	90,570	54,169
Transaction costs	1,471	—
Depreciation and amortization	22,818	8,259
Total operating expenses	459,622	182,382
Gain (loss) on deconsolidation	(223)	2,045
Equity in earnings of unconsolidated affiliates	2,651	764
Operating income	113,251	79,988
Interest expense, net	30,247	6,960
Earnings from continuing operations before income taxes	83,004	73,028
Income tax expense	14,249	12,982
Net earnings from continuing operations	68,755	60,046
Net earnings from discontinued operations	—	68
Net earnings	68,755	60,114
Less net earnings attributable to noncontrolling interests	47,717	42,919
Net earnings attributable to AmSurg Corp. shareholders	21,038	17,195
Preferred stock dividends	(2,264)	—
Net earnings attributable to AmSurg Corp. common shareholders	$18,774	$17,195

Amounts attributable to AmSurg Corp. common shareholders:
Earnings from continuing operations, net of income tax	$18,774	$17,392
Loss from discontinued operations, net of income tax	—	(197)
Net earnings attributable to AmSurg Corp. common shareholders	$18,774	$17,195
Basic earnings per share attributable to AmSurg Corp. common shareholders:
Net earnings from continuing operations	$0.39	$0.55
Net loss from discontinued operations	—	(0.01)
Net earnings	$0.39	$0.54
Diluted earnings per share attributable to AmSurg Corp. common shareholders:
Net earnings from continuing operations	$0.39	$0.54
Net loss from discontinued operations	—	(0.01)
Net earnings	$0.39	$0.54
Weighted average number of shares and share equivalents outstanding:
Basic	47,572	31,716
Diluted	47,905	32,120

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AMSG Reports First-Quarter Results

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AMSURG CORP. Unaudited Selected Consolidated Financial and Operating Data, continued (In thousands, except earnings per share)

	Three Months Ended March 31,
	2015	2014
Reconciliation of net earnings to Adjusted net earnings (1):
Net earnings attributable to AmSurg Corp. shareholders	$21,038	$17,195
Loss from discontinued operations	—	328
Amortization of purchased intangibles	12,422	—
Share-based compensation	3,709	2,458
(Gain) loss on deconsolidation	223	(2,045)
Transaction costs	1,471	—
Total pre-tax adjustments	17,825	741
Tax effect	7,130	(375)
Total adjustments, net	10,695	1,116
Adjusted net earnings	$31,733	$18,311

Basic shares outstanding	47,572	31,716
Effect of dilutive securities, options and non-vested shares	3,485	404
Diluted shares outstanding, if converted	51,057	32,120

Adjusted earnings per share	$0.62	$0.57

Reconciliation of net earnings to Adjusted EBITDA (2):
Net earnings attributable to AmSurg Corp. shareholders	$21,038	$17,195
Loss from discontinued operations	—	197
Interest expense, net	30,247	6,960
Income tax expense	14,249	12,982
Depreciation and amortization	22,818	8,259
EBITDA	88,352	45,593
Adjustments:
Share-based compensation	3,709	2,458
Transaction costs	1,471	—
(Gain) loss on deconsolidation	223	(2,045)
Total adjustments	5,403	413
Adjusted EBITDA	$93,755	$46,006

Segment Information:
Ambulatory Services Adjusted EBITDA	$47,308	$46,006
Physician Services Adjusted EBITDA	46,447	—
Adjusted EBITDA	$93,755	$46,006

Net Revenue by Segment:
Ambulatory Services	$283,910	$259,561
Physician Services	286,535	—
Total net revenue	$570,445	$259,561

See footnotes on page 10

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AMSURG CORP. Unaudited Selected Consolidated Financial and Operating Data, continued (Dollars in thousands)

	Three Months Ended March 31,
Operating Data- Ambulatory Services:	2015	2014
Procedures performed during the period at consolidated centers	404,519	384,697
Centers in operation at end of period (consolidated)	237	233
Centers in operation at end of period (unconsolidated)	11	4
Average number of continuing centers in operation (consolidated)	235	234
New centers added during the period	2	1
Centers discontinued during the period	—	1
Centers under development at end of period	2	1
Centers under letter of intent at end of period	7	7
Average revenue per consolidated center	$1,206	$1,110
Same center revenues increase (decrease)	3.6%	(2.0)%
Income tax expense attributable to noncontrolling interests	$174	$168

Operating Data- Physician Services:	Three Months Ended March 31, 2015
Same contract revenue growth	6.6%
Net new contract revenue growth	2.4%
Total contract organic revenue growth	9.0%

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AMSG Reports First-Quarter Results

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AMSURG CORP. Unaudited Selected Consolidated Financial and Operating Data, continued (In thousands)

	March 31,	December 31,
Balance Sheet Data:	2015	2014
Assets
Current assets:
Cash and cash equivalents	$116,156	$208,079
Restricted cash and marketable securities	10,957	10,219
Accounts receivable, net of allowance of $124,606 and $113,357, respectively	244,002	233,053
Supplies inventory	20,473	19,974
Prepaid and other current assets	97,361	115,362
Total current assets	488,949	586,687
Property and equipment, net	183,446	180,448
Investments in unconsolidated affiliates	79,311	75,475
Goodwill	3,500,668	3,381,149
Intangible assets, net	1,306,267	1,273,879
Other assets	25,368	25,886
Total assets	$5,584,009	$5,523,524
Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$18,858	$18,826
Accounts payable	25,808	29,585
Accrued salaries and benefits	144,607	140,044
Accrued interest	17,857	29,644
Other accrued liabilities	75,701	67,986
Total current liabilities	282,831	286,085
Long-term debt	2,229,994	2,232,186
Deferred income taxes	648,444	633,480
Other long-term liabilities	92,485	89,443
Commitments and contingencies
Noncontrolling interests – redeemable	183,459	184,099
Equity:
Mandatory convertible preferred stock, no par value, 5,000 shares authorized, 1,725 shares issued and outstanding	166,632	166,632
Common stock, no par value, 70,000 shares authorized, 48,413 and 48,113 shares issued and outstanding, respectively	888,748	885,393
Retained earnings	646,296	627,522
Total AmSurg Corp. equity	1,701,676	1,679,547
Noncontrolling interests – non-redeemable	445,120	418,684
Total equity	2,146,796	2,098,231
Total liabilities and equity	$5,584,009	$5,523,524

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AMSG Reports First-Quarter Results

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AMSURG CORP. Unaudited Selected Consolidated Financial and Operating Data, continued (In thousands)

	Three Months Ended March 31,
Statement of Cash Flow Data:	2015	2014
Cash flows from operating activities:
Net earnings	$68,755	$60,114
Adjustments to reconcile net earnings to net cash flows provided by operating activities:
Depreciation and amortization	22,818	8,259
Amortization of deferred loan costs	2,074	498
Provision for uncollectibles	73,999	5,216
Net loss on sale of long-lived assets	—	604
Loss (gain) on deconsolidation	223	(2,045)
Share-based compensation	3,709	2,458
Excess tax benefit from share-based compensation	(3,317)	(1,727)
Deferred income taxes	3,334	11,933
Equity in earnings of unconsolidated affiliates	(2,651)	(764)
Increases (decreases) in cash and cash equivalents, net of acquisitions and dispositions:
Accounts receivable	(74,214)	(6,867)
Supplies inventory	(30)	(245)
Prepaid and other current assets	13,842	(3,638)
Accounts payable	(2,526)	(3,578)
Accrued expenses and other liabilities	(7,886)	(606)
Other, net	697	207
Net cash flows provided by operating activities	98,827	69,819
Cash flows from investing activities:
Acquisitions and related expenses	(126,578)	(5,038)
Acquisition of property and equipment	(14,783)	(7,038)
Proceeds from sale of interests in surgery centers	—	1,111
Other	(220)	(418)
Net cash flows used in investing activities	(141,581)	(11,383)
Cash flows from financing activities:
Proceeds from long-term borrowings	2,227	31,945
Repayment on long-term borrowings	(5,213)	(50,853)
Distributions to noncontrolling interests	(47,202)	(43,194)
Cash dividends for preferred shares	(2,264)	—
Proceeds from issuance of common stock upon exercise of stock options	1,746	488
Repurchase of common stock	(3,684)	(2,857)
Excess tax benefit from share-based compensation	3,317	1,727
Other	1,904	584
Net cash flows used in financing activities	(49,169)	(62,160)
Net decrease in cash and cash equivalents	(91,923)	(3,724)
Cash and cash equivalents, beginning of period	208,079	50,840
Cash and cash equivalents, end of period	$116,156	$47,116

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AMSG Reports First-Quarter Results

May 5, 2015

AMSURG CORP.
Footnotes to Reconciliations of Non-GAAP Measures to GAAP Measures

(1)
We believe the calculation of adjusted net earnings per diluted share attributable to AmSurg Corp. common shareholders provides a better measure of our ongoing performance and provides better comparability to prior periods because it excludes the gains or loss from deconsolidations, which are non-cash in nature, transaction costs, including associated debt extinguishment costs and deferred financing write-off, and acquisition-related amortization expense (the majority of which relate to the Sheridan Transaction and which are of a nature and significance not generally associated with our historical individual center acquisition activity) and share-based compensation expense. Adjusted net earnings from continuing operations per diluted share attributable to AmSurg Corp. common shareholders should not be considered as a measure of financial performance under accounting principles generally accepted in the United States, and the items excluded from it is a significant component in understanding and assessing financial performance. Because adjusted net earnings from continuing operations per diluted share attributable to AmSurg Corp. common shareholders is not a measurement determined in accordance with accounting principles generally accepted in the United States and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies. For purposes of calculating adjusted earnings per share, we utilize the if-converted method to determine the number of diluted shares outstanding. In periods where utilizing the if-converted method is anti-dilutive, the mandatory convertible preferred stock will not be included in the calculation of diluted shares outstanding.

(2)
We define Adjusted EBITDA of AmSurg as earnings before interest expense, net , income taxes, depreciation, amortization, share-based compensation, transaction costs, gain or loss on deconsolidations and discontinued operations. Adjusted EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and measure leverage and debt service capacity. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows from operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies. Net earnings from continuing operations attributable to AmSurg Corp. common shareholders is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to Adjusted EBITDA as defined.

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